                        MODIFICATION NO. 7
                                TO
                   INTER-COMPANY POWER AGREEMENT
                        DATED JULY 10, 1953
                               AMONG
OHIO VALLEY ELECTRIC CORPORATION,
APPALACHIAN POWER COMPANY,
THE CINCINNATI GAS & ELECTRIC COMPANY,
COLUMBUS SOUTHERN POWER COMPANY (formerly
COLUMBUS AND SOUTHERN OHIO ELECTRIC COMPANY),
THE DAYTON POWER AND LIGHT COMPANY,
INDIANA MICHIGAN POWER COMPANY (formerly
INDIANA & MICHIGAN ELECTRIC COMPANY),
KENTUCKY UTILITIES COMPANY,
LOUISVILLE GAS AND ELECTRIC COMPANY,
MONONGAHELA POWER COMPANY,
OHIO EDISON COMPANY,
OHIO POWER COMPANY,
PENNSYLVANIA POWER COMPANY,
THE POTOMAC EDISON COMPANY,
SOUTHERN INDIANA GAS AND ELECTRIC COMPANY,
THE TOLEDO EDISON COMPANY, and
WEST PENN POWER COMPANY.




                   Dated as of January 15, 1992

                        MODIFICATION NO. 7

                                TO

                   INTER-COMPANY POWER AGREEMENT


     THIS AGREEMENT dated as of the 15th day of January, 1992, by and among OHIO VALLEY ELECTRIC CORPORATION (herein called "OVEC" or "Corporation"), APPALACHIAN POWER COMPANY (herein called "Appalachian"), THE CINCINNATI GAS & ELECTRIC COMPANY (herein called "Cincinnati"), COLUMBUS SOUTHERN POWER COMPANY (formerly COLUMBUS AND SOUTHERN OHIO ELECTRIC COMPANY) (herein called "Columbus"), THE DAYTON POWER AND LIGHT COMPANY (herein called "Dayton"), INDIANA MICHIGAN POWER COMPANY (formerly INDIANA & MICHIGAN ELECTRIC COMPANY) (herein called "Indiana"), KENTUCKY UTILITIES COMPANY (herein called "Kentucky"), LOUISVILLE GAS AND ELECTRIC COMPANY (herein called "Louisville"), MONONGAHELA POWER COMPANY (herein called "Monongahela"), OHIO EDISON COMPANY (herein called "Ohio Edison"), OHIO POWER COMPANY (herein called "Ohio Power"), PENNSYLVANIA POWER COMPANY (herein called "Pennsylvania"), THE POTOMAC EDISON COMPANY (herein called "Potomac"), SOUTHERN INDIANA GAS AND ELECTRIC COMPANY (herein called "Southern Indiana"), THE TOLEDO EDISON COMPANY (herein called "Toledo"), and WEST PENN POWER COMPANY (herein called "West Penn"), all of the foregoing, other than OVEC, being herein sometimes collectively referred to as the Sponsoring Companies and individually as a Sponsoring Company.

                   W I T N E S S E T H   T H A T

     WHEREAS, Corporation and the United States of America have heretofore entered into a Contract No. AT-(40-1)-1530, (redesignated Contract No. E-(40-1)1530, later redesignated Contract No. EY-76-C-05-1530 and later redesignated Contract No. DE-AC05-76OR01530), dated October 15, 1952, providing for the supply by Corporation of electric utility services to the United States Atomic Energy Commission (hereinafter called "AEC") at AEC's project near Portsmouth, Ohio (hereinafter called the "Project"), which contract has heretofore been modified by Modification No. 1, dated July 23, 1953, Modification No. 2, dated as of March 15, 1964, Modification No. 3, dated as of May 12, 1966, Modification No. 4, dated as of January 7, 1967, Modification No. 5, dated as of August 15, 1967, Modification No. 6, dated as of November 15, 1967, Modification No. 7, dated as of November 5, 1975, Modification No. 8, dated as of June 23, 1977, Modification No. 9, dated as of July 1, 1978, Modification No. 10, dated as of August 1, 1979, Modification No. 11, dated as of September 1, 1979, Modification No. 12, dated as of August 1, 1981, and Modification No. 13, dated as of September 1, 1989 (said contract, as so modified, is hereinafter called the "DOE Power Agreement"); and
     WHEREAS, pursuant to the Energy Reorganization Act of 1974, the AEC was abolished on January 19, 1975 and certain of its functions, including the procurement of electric utility services for the Project, were transferred to and vested in the Administrator of Energy Research and Development; and
     WHEREAS, pursuant to the Department of Energy Organization Act, on October 1, 1977, all of the functions vested by law in the

Administrator of Energy Research and Development or the Energy Research and Development Administration were transferred to, and vested in, the Secretary of Energy, the statutory head of the Department of Energy (hereinafter called "DOE"); and
     WHEREAS, OVEC and DOE propose to execute and deliver Modification No. 14, dated as of January 15, 1992, to the DOE Power Agreement, and the parties hereto hereby consent to the execution and delivery thereof by OVEC; and
     WHEREAS, the parties hereto have entered into a contract, herein called the "Inter-Company Power Agreement," dated July 10, 1953, governing, among other things, (a) the supply by the Sponsoring Companies of Supplemental Power in order to enable Corporation to fulfill its obligations under the DOE Power Agreement, and (b) the rights of the Sponsoring Companies to receive Surplus Power (as defined in the Agreement identified in the next clause in this preamble) as may be available at the Project Generating Stations and the obligations of the Sponsoring Companies to pay therefor; and
     WHEREAS, the Inter-Company Power Agreement has heretofore been amended by Modification No. 1, dated as of June 3, 1966, Modification No. 2, dated as of January 7, 1967, Modification No. 3, dated as of November 15, 1967, Modification No. 4, dated as of November 5, 1975, Modification No. 5, dated as of September 1, 1979, and Modification No. 6, dated as of August 1, 1981 (said contract so amended and as modified and amended by this Modification No. 7 being herein and therein sometimes called the "Agreement"); and

     WHEREAS, OVEC and the Sponsoring Companies desire to enter into this Modification No. 7 to reflect in the Agreement the provisions of the DOE Power Agreement in effect after modification by Modification No. 14 thereto and certain other purposes as more particularly hereinafter provided;
     NOW, THEREFORE, the parties hereto agree with each other as follows:
     1. In the first sentence of Section 2.03 of Article 2, delete the words "Section 2.02 and 12.13" and substitute therefor the words "Section 2.02."
     2. In Article 4, delete Section 4.01, and substitute therefor the following:
     "4.01 Supply of Supplemental Power. Paragraph 1 and the first sentence of Paragraph 2 of Section 2.04 of the DOE Power Agreement read as follows:

               '1.  Whenever, for any clock hour, the
          aggregate amount of permanent power and the energy associated therewith furnished by
          Corporation to DOE pursuant to Section 2.03 and the scheduled kwh of occasional energy for which provision has been made by Corporation pursuant to Section 2.09 is insufficient to supply the part of the DOE contract demand which is then being demanded by DOE, Corporation shall, unless Corporation shall be excused as a result of conditions contemplated by Section 7.05 of this Agreement or DOE shall have otherwise excused Corporation from meeting such demand, furnish additional generating capacity and the energy associated therewith to DOE at the point of delivery to make up for such insufficiency in any amount necessary up to a number of kilowatts which will equal the Applicable Percentage (which percentage, for purposes of this Section 2.04, shall not exceed thirty percent) of the sum of
          (i) the DOE contract demand and (ii) the transmission losses thereon from the 345 kv busses of the project generating stations. At the request of DOE, during any clock hour
          Corporation may, at its option, furnish to DOE supplemental power which, when added to the permanent power and occasional energy then being furnished, shall exceed the DOE contract demand; provided that, in such event, DOE shall, if requested to do so by Corporation, forthwith take action to reduce its power and energy requirements to an amount not exceeding the aggregate amount which Corporation would otherwise be obligated to supply. Notwithstanding the foregoing, the aggregate amount of supplemental power and energy which Corporation shall be obligated to furnish to DOE pursuant to this paragraph 1 during any calendar year shall not exceed the product of 900,000,000 kwh multiplied by the average DOE capacity ratio of such calendar year, weighted with respect to the periods of time during which DOE capacity ratios were in effect.

               '2.  The additional generating capacity
          and the energy associated therewith furnished to DOE pursuant to paragraph 1. above is called "supplemental power."'...

          "In order to enable Corporation to fulfill its obligation under the DOE Power Agreement to supply Supplemental Power to DOE, each Sponsoring Company shall stand ready to supply, either from its own capacity, capacity to which it is entitled at the Project Generating Stations or through arrangements with other companies, its Power Participation Ratio of the amounts of power and energy required for such supply of Supplemental Power plus its Power Participation Ratio of the aggregate of all electrical losses incurred by all Sponsoring Companies in so supplying required amounts of power and energy. It is understood, however, that Corporation shall endeavor to obtain such power from the most economical source without respect to Power Participation Ratios, including power classified as Surplus Power to which the Sponsoring Companies are entitled but which they are not utilizing."

          3. In Article 6, delete the portion of the first paragraph of subsection 6.031 which quotes clauses (c) and (d) of paragraph 3 of Section 3.04 of the DOE Power Agreement, and substitute therefor the following:
          "(c) Component (C) shall consist of the total expenses for taxes, including all taxes on income (other than (i) Federal income taxes, (ii) any taxes that are now or may hereafter be levied based on revenue, energy generated or sold or on any other basis capable of direct distribution, the cost of which taxes shall be allocated directly to DOE and Corporation in amounts reflecting the proper share of each, and DOE shall pay to Corporation its share thereof, (iii) taxes arising from payments received by Corporation for difficult to quantify costs under Section 2.08 and (iv) taxes arising from payments received by Corporation for use of Corporation's transmission facilities under Section 2.10), properly chargeable to Account 507 of the Uniform System of Accounts; provided, however, that any taxes for which DOE reimburses Corporation under Sections 1.05, 3.06, 3.07, 4.02, and 4.08 shall not be included in Component (C).




          "(d) Component (D) shall consist of an amount equal to the product of $2.089 multiplied by the total number of shares of capital stock of the par value of $100 per share of Ohio Valley Electric Corporation which shall have been issued and which are outstanding on the last day of such month."

          4. In Article 6, delete the first sentence of the second paragraph of subsection 6.031, and substitute therefor the following:
          "The amount specified in the computation of Component (D) in subparagraph (d) of paragraph 3 of
     Section 3.04 of the DOE Power Agreement is subject to modification or adjustment as provided in the DOE Power
     Agreement."

          5. Change the title of Article 9 so that it reads "COSTS OF REPLACEMENTS AND ADDITIONAL FACILITIES; ADVANCE PAYMENTS FOR ENERGY CHARGES."
          6. In Article 9, delete the first sentence of Section 9.01, and substitute therefor the following:
          "The Sponsoring Companies shall reimburse
     Corporation for the difference between (a) the total cost of replacements chargeable to property and plant (other than facilities described in Section 2.02) made by Corporation during any month prior thereto (and not previously reimbursed) and (b) the amounts received by Corporation from DOE as reimbursement for the cost of replacements under the provisions of the DOE Power

     Agreement, or paid for out of proceeds of fire or other applicable insurance protection, or out of amounts recovered from third parties responsible for damages requiring replacement."

          7. In Article 9, delete in its entirety the last sentence of Section 9.01.
          8. In Article 9, renumber Section 9.02 as Section 9.03, and then insert a new Section 9.02 after Section 9.01 as follows:
          "9.02 Additional Facility Costs. The Sponsoring Companies shall reimburse Corporation for the difference between (a) the total cost of additional facilities and/or spare parts (other than facilities described in Section 2.02) purchased and/or installed by Corporation during any month prior thereto (and not previously reimbursed) and (b) the amounts received by Corporation from DOE as reimbursement for the cost of additional facilities and/or spare parts under the provisions of the DOE Power Agreement. If Corporation is unable to secure a satisfactory ruling to the effect that amounts paid by the Sponsoring Companies in reimbursement of additional facility and/or spare part costs do not constitute taxable income to Corporation, or in case such ruling once obtained shall be reversed or rescinded, then the Sponsoring Companies shall pay to Corporation such amount, in lieu of the amounts to be paid as above provided, which, after provision for all taxes on income, shall equal the costs of the additional facilities and/or spare parts reimbursable by the Sponsoring Companies to Corporation as above provided. Each Sponsoring Company's share of such payment shall be the percentage of such difference represented by its Power Participation Ratio."

          9. In Article 10, delete Section 10.04 in its entirety, and substitute therefor the following:
          "10.04 Replacement and Additional Facility Costs.
     As soon as practicable after the end of each month
     Corporation shall render to each Sponsoring Company a separate statement indicating the appropriate charge against such Sponsoring Company for reimbursement of the cost of replacements and additional facilities and/or spare parts incurred during such month as provided in
     Article 9 above. Such Sponsoring Company shall make payment therefor promptly upon receipt of such statement."

          10. Delete Article 11, and substitute therefor the following:
          "11.01 DOE Requirements for Service Following
     Termination of the DOE Power Agreement. The last two sentences of Section 6.01 of the DOE Power Agreement read as follows:

          'The parties recognize that the project generating stations were constructed to service the United States of America's load requirements at the Project, and therefore recognize the principle that power and associated energy produced by the project generating stations beyond the term of this Agreement are to be made available, at least to the extent of DOE's contract demand as in effect on December 31, 2005, to serve such load, provided Corporation's equipment is then serviceable and mutually agreeable arrangements can be evolved by the parties hereto. Accordingly, Corporation and DOE agree to review the possibility of negotiating power supply arrangements for the delivery of power and associated energy produced by the project generating stations to DOE subsequent to December 31, 2005, at least two years in advance of such date.'

          "In the event the said last two sentences of Section
     6.01 result in Corporation's and DOE's reaching agreement for the supply of service to DOE following termination of the DOE Power Agreement, the provisions of this Agreement shall be appropriately amended and modified, consistently with the principles herein, to conform with any agreement so reached."

          11.  In Article 12, delete Section 12.13 in its entirety.
          12. In Article 12, delete Section 12.15, and substitute therefor the following:
          "12.15 Certain Provisions of the DOE Power
     Agreement. The parties hereto each agree that the clauses specified (a) in paragraph 4 of Section 7.04, (b) in paragraph (b) (10) of Section 7.13, (c) in paragraph
     9 of Section 7.14, (d) in paragraph 5 of Section 7.15,
     (e) in clause (f) of Section 7.22, (f) in paragraph
     (a)(iv) of Section 7.23, (g) in paragraph (m) of Section
     7.24, (h) in paragraph (c) (5) of Section 7.33, and/or
     (i) in paragraph (d) (9) of Section 7.34, of the DOE
     Power Agreement, shall (i) to the extent required to be included in a subcontract or a purchase order, and (ii) to the extent that this Agreement constitutes a subcontract or a purchase order, as the case may be, be deemed, unless exempted by applicable rules, regulations or orders, to be included herein as if set forth in full herein; provided, however, that the parties hereto do not concede by the inclusion of this Section 12.15 in this Agreement that either the United States of America or OVEC intended by their execution and delivery of the DOE Power Agreement, or any modification thereof, to include contractual arrangements such as this Agreement within the concept of a subcontract or purchase order as such terms are used in the DOE Power Agreement."

          13. Delete APPENDIX I, and substitute therefor the following:

                            "APPENDIX I

                "DEFINITION OF OUT-OF-POCKET COSTS

                      OF SUPPLEMENTAL ENERGY
          "Out-of-pocket costs associated with the furnishing of supplemental energy mean such operating and tax expenses incurred that would not have been otherwise incurred if such supplemental energy had not been furnished.

          "Such operating expenses, under usual circumstances, include the incremental production expenses incurred in the production of the energy so furnished. Incremental production expenses associated with the production of such energy will be influenced by the type or class of generating station used for such purpose. If the station used is normally operating and carrying load, the incremental production expenses will include, without limitation, the fuel expense normally charged at the time in question by the producer of the power plus an appropriate allowance for maintenance, plus, in the case of supplemental energy scheduled to be delivered to Corporation from the Sponsoring Companies for redelivery to DOE, 0.5 mills per kwh for incremental operating labor. The appropriate unit allowance for maintenance shall be one-half of the weighted average unit cost (expressed in mills per kwh of net generation) normally charged at the time in question by the producer of the power. If the station or part thereof used is normally held in reserve as standby, all expenses incurred that are in excess of the expenses that would have been incurred for standby operation of such station or part thereof will be considered incremental production expenses. Incremental production expenses associated with fuel for each kwh of supplemental energy not scheduled for redelivery to DOE from the Sponsoring Companies shall be an amount determined by dividing (i) the total amount determined under Section 3.03 of the DOE Power Agreement, by (ii) the billing kwh of permanent power for such month, plus the transmission losses thereon from the 345 kv busses of the project generating stations to the point of delivery.

          "To the operating expenses as hereinabove determined, there will be added a charge of 0.7 mills per kwh to cover accounting, administration and billing expenses. Tax expenses will be the expenses that are payable as taxes either in connection with the sale or production of such energy.

          "The above-described charges for operating labor and for accounting, administration and billing shall be adjusted in the following manner:

          (i) Operating Labor. Effective January 1 of each year, commencing January 1, 1989, the value for average hourly earnings of production or non-supervisory workers in electric services (1972 SIC Code 491) published by the U.S. Department of Labor, Bureau of Labor Statistics for the month of August in the preceding calendar year shall be compared to the march 1988 base value of such average hourly earnings of $14.28 per hour. The percentage change thereof (carried out four decimal places, e.g., 6.124% shall be .0612) in such average hourly earnings shall be multiplied by the initial charge for operating labor of 0.5 mills per kwh. The amount of increase or decrease shall be added to or subtracted from, as the case may be, the initial charge for operating labor; and the amount obtained in this manner (carried out four decimal places) shall become the then effective charge for operating labor.

          (ii) Accounting, Administration and Billing.
     Effective January 1 of each year, commencing January 1, 1989, the value for average hourly earnings of production or non-supervisory workers in accounting, auditing and bookkeeping services (1972 SIC Code 893) published by the U.S. Department of Labor, Bureau of Labor Statistics for the month of August in the preceding calendar year shall be compared to the March 1988 base value of such average hourly earnings of $10.26 per hour. The percentage change thereof (carried out four decimal places, e.g., 6.124% shall be .0612) in such average hourly earnings shall be multiplied by the initial charge for accounting, administration and billing of 0.7 mills per kwh. The amount of increase or decrease shall be added to or subtracted from, as the case may be, the initial charge for accounting, administration and billing; and the amount obtained in this manner (carried out four decimal places) shall become the then effective charge for accounting, administration and billing.

          "Should publication of average hourly earnings be discontinued for either or both of the above-referenced statistical codes, a statistical code or codes which is or are, as nearly as practicable, equivalent shall be substituted by mutual agreement of the parties hereto."

          14. This Modification No. 7 shall become effective at 12:00 o' clock Midnight on the day on which Corporation shall advise the other parties to this Modification No. 7 (to be later confirmed in writing) that all conditions precedent to the effectiveness of this Modification No. 7 shall have been satisfied including the conditions precedent set forth below:
          (a) Modification No. 14 to the DOE Power Agreement shall have been executed and delivered; and
          (b) Corporation shall be in a position to deliver to DOE the notice described in Paragraph 49 of Modification No. 14 to the DOE Power Agreement.

          15. The Inter-Company Power Agreement, as modified by Modifications Nos. 1, 2, 3, 4, 5, and 6 and as hereinbefore provided, is hereby in all respects confirmed.
          16. This Modification No. 7 may be executed in any number of copies and by the different parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute a single agreement.
          IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 7 as of the day and year first written above.

                     OHIO VALLEY ELECTRIC CORPORATION
                     By:
                     APPALACHIAN POWER COMPANY
                     By:
                     THE CINCINNATI GAS & ELECTRIC COMPANY
                     By:
                     COLUMBUS SOUTHERN POWER COMPANY
                     By:
                     THE DAYTON POWER AND LIGHT COMPANY
                     By:
                     INDIANA MICHIGAN POWER COMPANY
                     By:

                     KENTUCKY UTILITIES COMPANY
                     By:
                     LOUISVILLE GAS AND ELECTRIC COMPANY
                     By:  FRED WRIGHT
                     MONONGAHELA POWER COMPANY
                     By:
                     OHIO EDISON COMPANY
                     By:
                     OHIO POWER COMPANY
                     By:
                     PENNSYLVANIA POWER COMPANY
                     By:
                     THE POTOMAC EDISON COMPANY
                     By:
                     SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                     By:
                     THE TOLEDO EDISON COMPANY
                     By:

                     WEST PENN POWER COMPANY
                     By: